Exhibit 10.4

VENOCO, INC.

2000 STOCK INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

THIS NONQUALIFIED STOCK OPTION AGREEMENT (this “Option Agreement”) by and between Venoco, Inc., a Delaware Company (the “Company”), and                      (the “Participant”) evidences the nonqualified stock option (the “Option”) granted by the Company to the Participant as to the number of shares of the Company’s common stock, $0.01 par value (the “Common Stock”) set forth below.

Award Date	Number of Shares of Common Stock	Exercise Price per Share	Expiration Date

Vesting.  The Option shall become vested as to 20% of the total number of shares of Common Stock subject to the Option on the Award Date.  The Option shall become vested as to the remaining shares of Common Stock in equal amounts on the first, second, third and fourth anniversary of the Award Date, such that the Option will be fully vested on the fourth anniversary of the Award Date.

Terms and Conditions.  The Option is granted under the Venoco, Inc. 2000 Stock Incentive Plan (the “Plan”).  The Option is subject to the provisions of the Plan (except for Appendix A attached thereto) and the Terms and Conditions of Nonqualified Stock Option (the “Terms”) attached to this Option Agreement and incorporated herein by reference.  The Option has been granted to the Participant in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Participant.  The Option is not and shall not be deemed to be an incentive stock option within the meaning of Section 422 of the Code.  Capitalized terms are defined in the Plan if not defined herein or in the Terms.  The parties agree to the terms of the Option set forth herein.  The Participant acknowledges receipt of a copy of the Terms and the Plan, specifically acknowledges and agrees to Section 17 of the Terms, and agrees to maintain in confidence all information provided by the Company in connection with the Option.

“PARTICIPANT”	VENOCO, INC.,
a Delaware corporation

By:
Timothy M. Marquez
Chief Executive Officer

TERMS AND CONDITIONS OF

NONQUALIFIED STOCK OPTION AGREEMENT

WITH

1.             Vesting; Limits on Exercise.

1.1           As set forth on the cover page of this Option Agreement, the Option shall vest and become exercisable in percentage installments of the aggregate number of shares of Common Stock subject to the Option.  The Option may be exercised only to the extent the Option is vested and exercisable.

1.2           To the extent that the Option is vested and exercisable, the Participant has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option.

1.3           Fractional share interests shall be disregarded, but may be cumulated. Cash will be paid in lieu of fractional shares at the time of exercise.

1.4           No fewer than 1 share of Common Stock (subject to adjustment pursuant to Section 4.2.1 of the Plan) may be purchased at any one time, unless the number of shares (or fractions thereof) purchased is the total number at the time exercisable under the Option.

2.             Continuance of Employment/Service Required; No Employment/Service Commitment.

2.1           The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Option Agreement.  Partial employment or service, even if substantial, during any vesting period will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or service as provided in Section 5 below or under the Plan.

2.2           Nothing contained in this Option Agreement or the Plan constitutes an employment commitment by the Company, affects the Participant’s status as an employee who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Company or any Subsidiary, interferes in any way with the right of the Company or any Subsidiary at any time to terminate such employment or service, or affects the right of the Company or any Subsidiary to increase or decrease the Participant’s other compensation.

3.             Method of Exercise of Option.

3.1           The Option shall be exercisable by the delivery to the Secretary of the Company of:

(a)           an executed Option Exercise Agreement in substantially the form attached hereto as Exhibit “A” or such other form as the Committee may require from time to time (the “Exercise Agreement”);

(b)           payment for the Exercise Price as provided pursuant to Section 3.2 below;

(c)           satisfaction of the tax withholding provisions of Section 4.4 of the Plan; and

(d)           any written statements or agreements required by the Committee to be made by the Participant pursuant to Section 4.3 of the Plan.

3.2           Payment for the shares of Common Stock to be purchased pursuant to the Option may be made by any of the following methods:

(a)           Participant may pay by check or electronic funds transfer to the Company, subject to such specific procedures or directions as the Committee may establish.

(b)           Participant may elect to receive upon exercise of the Option the net number of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) – (A x C)
B

For the purpose of this formula:

A	=	the total number of shares with respect to which the Option is then being exercised.

B	=	the Fair Market Value (as defined in the Plan) per share of the Common Stock on the date the Exercise Agreement is executed.

C	=	the exercise price in effect for the shares with respect to which the Option is being exercise.

4.             Change in Control.

4.1           In accordance with Section 4.2.2 of the Plan, immediately upon the occurrence of a Change in Control (as defined below), the Option shall become fully vested and exercisable.  Subject to Sections 4.2.3 through 4.2.6 of the Plan, the Participant shall have the right to exercise the Option (to the extent not previously exercised) until the Expiration Date or earlier termination of the Option.

4.2           For the purpose of this Option Agreement, a “Change in Control” shall mean the occurrence of one of the following events:

(a)           Timothy M. Marquez, Bernadette B. Marquez, their respective legal representatives, devisees, donees and heirs and any Trust for the benefit of either or both of Timothy M. Marquez and Bernadette B. Marquez and/or the issue of either of them (the “Marquez Family”) individually or collectively no longer are the “beneficial owners” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities;

(b)           the stockholders of the Company approve and the Company consumates a merger or consolidation of the Company with any other Company, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 65% of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act other than the Marquez Family) acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

(c)             the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.  For purposes of this clause (c), the term “the sale or disposition by the Company of all or substantially all of the Company’s assets” shall mean a sale or other disposition transaction or series of related transactions (other than transactions related to the creation of a master limited partnership or royalty trust in which the Company continues its corporate existence) involving assets of the Company or of any direct or indirect subsidiary of the Company (including the stock of any direct or indirect subsidiary of the Company) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board of Directors of the Company determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds of the “fair market value of the Company” (as hereinafter defined).  For purposes of the preceding sentence, the “fair market value of the Company” shall be the aggregate market value of the Company’s outstanding common stock (on a fully diluted basis) plus the aggregate market value of the Company’s other outstanding equity securities.  The aggregate market value of the Company’s equity securities shall be determined by multiplying the number of shares of the Company’s common stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the “Transaction Date”) by the average closing price of such security for the ten trading days immediately preceding the Transaction Date, or if not publicly traded, by such other method as the Board of Directors of the Company shall determine is appropriate.

5.             Termination of Employment or Service.

5.1           In the event the Participant’s employment by or service to the Company is terminated by the Company for any reason other than for Misconduct (as defined below), the Option shall become fully vested and exercisable.  The Participant shall have the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the earlier of the expiration of the Option or two (2) years following the date on which the Participant’s employment or service terminated.

5.2           In the event the Participant’s employment by or service to the Company is terminated by the Company because of the Participant’s Misconduct, the Option (regardless of whether all or a portion of the Option is vested), and all other rights in respect thereof, shall terminate and become null and void on the date of such termination.

5.3           In the event the Participant’s employment by or service to the Company terminates for any reason other than as described in Section 5.1 or 5.2, the unvested portion of the Option, and all other rights in respect thereof, shall terminate and become null and void on the date on which the Participant’s employment or service terminated.  The Participant shall have the right to exercise the vested portion of the Option (to the extent not previously exercised), and such right shall continue, until the earlier of the expiration of the Option or two (2) years following the date on which the Participant’s employment or service terminated.

5.4           For the purpose of this Option Agreement, “Misconduct” means (a) the willful and continued failure by Participant to substantially perform his duties with the Company (other than any such failure resulting from Participant’s incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Participant by the Board, which demand specifically identifies the manner in which the Board believes that Participant has not substantially performed his duties, or (b) the willful engaging by Participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.  For purposes hereof, no act, or failure to act, on Participant’s part shall be deemed “willful” unless done, or omitted to be done, by Participant not in good faith and without reasonable belief that Participant’s action or omission was in the best interest of the Company.

6.             Non-Transferability of Options.  The Option and any other rights of the Participant under this Option Agreement or the Plan are nontransferable and exercisable only by the Participant, except as set forth in Section 1.5 of the Plan.

7.             Securities Law Compliance.  The Participant acknowledges that the Option and the shares of Common Stock are not being registered under the Securities Act, based, in part, in reliance upon an exemption from registration under Securities and Exchange Commission Rule 701 promulgated under the Securities Act of 1933, and a comparable exemption from qualification under the Colorado Securities Act, as each may be amended from time to time.  The Participant, by executing this Option Agreement, hereby makes the following representations to the Company and acknowledges that the Company’s reliance on federal and state securities law exemptions from registration and qualification is predicated, in substantial part, upon the accuracy of these representations:

7.1           The Participant is acquiring the Option and, if and when he exercises the Option, will acquire the shares of Common Stock solely for the Participant’s own account, for investment purposes only, and not with a view to or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of the shares within the meaning of the Securities Act, the Colorado Securities Act, or other applicable state securities laws.

7.2           The Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Option and the restrictions imposed on any shares of Common Stock purchased upon exercise of the Option.  The Participant has been furnished with, and/or has access to, such information as he considers necessary or appropriate for deciding whether to exercise the Option and purchase shares of Common Stock.  However, in evaluating the merits and risks of an investment in the Common Stock, the Participant has and will rely upon the advice of his/her own legal counsel, tax advisors, and/or investment advisors.

7.3           The Participant is aware that the Option may be of no practical value, that any value it may have depends on its vesting and exercisability as well as an increase in the value of the underlying shares of Common Stock to an amount in excess of the Exercise Price, and that any investment in common shares of a closely held Company such as the Company is non-marketable, non-transferable and could require capital to be invested for an indefinite period of time, possibly without return, and at substantial risk of loss.

7.4           The Participant understands that any shares of Common Stock acquired on exercise of the Option will be characterized as “restricted securities” under the federal securities laws, and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances, including in accordance with the conditions of Rule 144 promulgated under the Securities Act, as presently in effect, with which the Participant is familiar.

7.5           The Participant has read and understands the restrictions and limitations set forth in the Plan and this Option Agreement (including these Terms), which are imposed on the Option and any shares of Common Stock which may be acquired upon exercise of the Option.

7.6           At no time was an oral representation made to the Participant relating to the Option or the purchase of shares of Common Stock and the Participant was not presented with or solicited by any promotional meeting or material relating to the Option or the Common Stock.

8.             Lock-Up.  Neither the Participant nor any permitted transferee may, directly or indirectly, offer, sell or transfer or dispose of any of the shares of Common Stock acquired upon exercise of the Option (the “Shares”) or any interest therein (or agree to do any thereof) (collectively, a “Transfer”) during the period commencing as of 14 days prior to and ending one year, or such lesser period of time as the relevant underwriters may permit, after the effective date of a registration statement covering any public offering of the Company’s securities of which the Participant has notice.  For the purpose of this Section 8 “Participant” includes, where the context so requires, any permitted direct or indirect transferee of the Participant.  The Participant shall agree and consent to the entry of stop transfer instructions with the Company’s transfer agent against the Transfer of the Company’s securities beneficially owned by the Participant and shall confirm the limitations hereunder by agreement with and for the benefit of the relevant underwriters by a lock-up agreement or other agreement in customary form.  Notwithstanding anything else herein to the contrary, this Section 8 shall not be construed so as to prohibit the Participant from participating in a registration or a public offering of the Common Stock with respect to any shares which he may hold at that time; provided, however, that such participation shall be at the sole discretion of the board of directors.

9.             (intentionally left blank)

10.           Non-Transferability of Shares.

10.1         Except as provided in Section 10.2, no Shares may be sold, transferred, assigned, pledged, or encumbered at any time until the first to occur of (i) the Public Offering Date, (ii) two years after the date the Shares were issued upon exercise of the Option, or (iii) the sale of all or substantially all of the Common Stock or assets of the Company to a person who is not an affiliate of the Company.

10.2         Notwithstanding the restrictions contained in Section 10.1, the Shares may be transferred as provided in this Section 10.2, provided, however, that such transfers remain subject to the right of first refusal in Section 10.3:

(a)           Transfers to the Company.

(b)           Transfers with the written approval of the Committee.

(c)           Transfers by gift to “immediate family” as that term is defined in Rule 16a-1(e) under the Exchange Act.

(d)           In the event of the Participant’s death, transfers to the Participant’s beneficiary, or in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution.

(e)           In the event the Participant suffers a permanent disability, transfers by the Participant’s duly authorized legal representative on behalf of the Participant.

(f)            Transfers made pursuant to Sections 13 or 14.

10.3         The Company shall have a right of first refusal, as set forth below, to purchase the Shares before the Shares (or any interest in them) can be validly transferred to any other person or entity.

(a)           Before there can be a valid sale or transfer of any Shares (or any interest in them) by any holder thereof, the holder shall first give notice in writing to the Company, mailed or delivered in accordance with the provisions of Section 18.5, of his or her intention to sell or transfer such Shares (the “Option Notice”).  The Option Notice shall specify the identity of the proposed transferee, the number of Shares to be sold or transferred to the transferee, the price per Share and the terms upon which such holder intends to make such sale or transfer.  If the payment terms for the Shares described in the Option Notice differ from delivery of cash or a check at closing, the Company shall have the option, as set forth herein, of purchasing the Shares for cash (or a cash equivalent) at closing in an amount which the Company determines is a fair value equivalent of that payment.  The determination of a fair value equivalent shall be made in the Company’s best judgment and such determination shall be mailed or delivered to the selling or transferring stockholder (the “Company’s Notice”) within ten (10) days of its receipt of the Option Notice.  Should the selling or transferring stockholder disagree with the Company’s determination of a fair value equivalent, he shall have the right (the “Retraction Right”) to retract the proposed sale or transfer to a third party and the offer of Shares to the Company pursuant to the Option Notice (such retraction to be made in writing and mailed or delivered in accordance with the provisions of Section 18.5 within fifteen (15) days after receipt of the Company’s Notice).  If the stockholder again proposes to sell or transfer the Shares, the stockholder shall again offer such Shares to the Company pursuant to the terms of this Section 10.3 prior to any sale or transfer.

(b)           Subject to the selling stockholder’s Retraction Right, during the 60-day period commencing upon receipt of the Option Notice by the Company (the “Option Period”), the Company shall have an option to purchase any or all of the Shares specified in the Option Notice at the price offered therein (the “Right of First Refusal”).

(c)           Not more than thirty (30) days after receipt of the Option Notice, the Company shall give written notice to the stockholder desiring to sell or transfer Shares of the number of such Shares to be purchased (or, if no Shares are to be purchased, stating such fact) by the Company pursuant to the terms of this Section 10.3 (the “Purchase Notice”).  Purchases pursuant to this Section 10.3 shall be consummated within thirty (30) days after delivery of the Purchase Notice to the selling stockholder, but in no event later than the expiration of the Option Period.  The purchase price shall be paid at the closing in cash, by check, by cancellation of money purchase indebtedness, or, if the payment terms set forth in the Option Notice differ from payment in cash or by check at closing, in accordance with the payment terms set forth in the Option Notice (or payment of the amount set forth in the Company’s Notice in cash, by cancellation of money purchase indebtedness, or by check).  The purchase price shall be paid against surrender by the selling stockholder of one or more stock certificates evidencing the number of Shares specified in the Option Notice, free and clear of all security interests and liens, with duly endorsed stock powers.

(d)           Unless all of the Shares referred to in the Option Notice are to be purchased as indicated in the Purchase Notice, the stockholder desiring to sell or transfer may dispose of any Shares referred to in the Option Notice that are not to be purchased by the Company to the person or persons specified in the Option Notice during a period of twenty (20) days commencing upon his or her receipt of the Purchase Notice; provided, however, that he shall not sell or transfer such Shares (a) at a lower price or on terms more favorable to the Participant or transferee than those specified in the Option Notice, and (b) to a person other than the person or persons specified in the Option Notice; and provided further that such transfer is consistent with the other provisions and limitations of the Plan and this Option Agreement (including these Terms).  If the transfer is not consummated within such twenty (20) day period, the stockholder shall again offer such Shares to the Company pursuant to the terms of this Section 10.3 prior to any sale or transfer to the same or any other person.

(e)           Notwithstanding anything to the contrary, the Company may assign any or all of its rights under this Section 10.3 to one or more stockholders of the Company.

(f)            The Company’s Right of First Refusal pursuant to this Section 10.3 shall terminate to the extent it is not exercised prior to the Public Offering Date or the consummation of a sale of all or substantially all of the assets or Common Stock of the Company to a person who is not an affiliate of the Company.

11.           Put Right.

11.1         Following the second anniversary of the Award Date, Participant shall have the right (the “Put Right”) to require, upon notice to the Company, that the Company purchase some or all of the Shares (the “Put Shares”) under the terms provided in this Section 11.

11.2         Participant may exercise the Put Right no more than once per fiscal quarter by providing notice (“Put Notice”) to the Company during the thirty (30) day period immediately following the conclusion of a fiscal quarter (the “Put Notice Period”).  The Put Notice shall specify the number of Shares for which the Participant seeks to exercise the Put Right and shall specify a closing date for the purchase which shall be not less than thirty (30) days after the date of the Put Notice.

11.3         Within fifteen (15) days after receipt of the Put Notice, the Company shall provide notice (“Price Notice”) to the Participant of the purchase price of the Put Shares.  The purchase price for the Put Shares shall be Fair Value (as defined in Section 11.7) of the shares on the date of the Put Notice, provided, however, that if the Fair Value is determined in accordance with subsection (d) of Section 9.4, the Price Notice must contain only a statement to that effect along with the name of the independent third party selected by the Company to determine Fair Value.

11.4         The number of Shares that the Company may be required to purchase during any Put Notice Period shall not exceed the lesser of (i) 0.5% of the number of Shares of Common Stock then outstanding and (ii) the maximum number of Shares the Company may lawfully purchase at the closing date of the purchase under Section 160 and other applicable provisions of the Delaware General Company Law; provided, however, that in no event shall the Company be required to purchase Shares unless, until and to the extent such purchase is permitted by the terms of the Company’s primary credit facility and the Indenture relating to the Company’s 8.75% Senior Notes due 2011, as amended and supplemented from time to time.  If (x) the Company grants a Put Right to other employees of or consultants to the Company or its subsidiaries, (y) more than one Put Notice is given during a Put Notice Period and (z) the limitations imposed by this Section 11.4 (other than subsection (i)) on the ability of the Company to purchase Shares allow the Company to purchase some, but not all Shares subject to such Put Notices, the Company shall pay the maximum amount it is permitted to pay hereunder to such persons pro rata in accordance with the number of Put Shares designated by them in their respective Put Notices.

11.5         The purchase price for the Put Shares shall be paid by the Company in the form of a check or electronic transfer of immediately available funds on the date set forth in the Put

Notice which shall be no earlier than sixty (60) days after the date of the Put Notice; provided, however, that if Fair Value is determined by an independent third party pursuant to Section 9.4(d), the purchase price for the Put Shares shall be net of one-half of the expenses of the independent third party and the net purchase price shall be paid within thirty (30) days after the independent third party provides its determination of Fair Value to both the Participant and the Company.  The purchase price shall be paid against surrender by the Participant of one or more stock certificates evidencing the number of Shares specified in the Put Notice, free and clear of all security interests and liens, with duly endorsed stock powers.  No adjustments (other than pursuant to Section 4.2 of the Plan) shall be made to the purchase price for fluctuations in the value of the Common Stock after the date of the Put Notice.

11.6         Participant’s Put Right shall terminate to the extent that it is not exercised prior to the first to occur of (i) the Public Offering Date, (ii) the consummation of a sale of all or substantially all of the assets or Common Stock of the Company to a person who is not an affiliate of the Company or (iii) March 1, 2015.

11.7         For the purpose of this Option Agreement, “Fair Value” shall mean:

(a)           if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares;

(b)           if the stock is not listed or admitted to trade on a national securities exchange, the last/closing price for the stock on such date, as furnished by the National Association of Securities Dealers, Inc. (“NASD”) through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information;

(c)           if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the stock on such date, as furnished by the NASD or a similar organization; or

(d)           if the stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the value, as mutually agreed by the Company and the Participant within thirty (30) days after the date of the Put Notice, as applicable, or, in the absence of such agreement, as determined by an independent third party selected by the Participant and the Company, based on the trading values of a comparable group of public companies with appropriate discounts for the illiquidity and minority status of the Shares, provided, however, that the discounts for all such factors shall not exceed 15% in the aggregate.  If the Company and the Participant are unable to select promptly a mutually agreeable independent third party for this determination, the independent third party shall be selected pursuant to C.R.S. Section 13-22-205.  All fees and expenses of the independent third party shall be borne equally by the Company and the Participant.

12.           No Stockholder Rights Following Exercise of a Repurchase or Put Right.  If the Participant (or any permitted transferee who is an employee of the Company) ceases to be an employee of the Company and holds Shares as to which the Right of First Refusal or Put Right has been exercised, the Participant shall be entitled to the value of such Shares in accordance with the provisions of Section 10 or 11, as applicable, but (unless otherwise required by law) shall no longer be entitled to participation in the Company or other rights as a stockholder with respect to the Shares subject to the repurchase or put.  To the maximum extent permitted by law, the Participant’s rights following the exercise of the Right of First Refusal or Put Right shall, with respect to the repurchase or put and the Shares covered thereby, be solely the rights that he has as a general creditor of the Company to receive payment of the amount specified in Section 10 or 11, as applicable.

13.           Tag Along Right.  If Timothy M. Marquez or any affiliate thereof (collectively, “Marquez”) proposes to sell, to a Third Party Purchaser (as defined below) in one transaction or in a series of related transactions ( a “Tag Along Sale”) either (i) more than 50% of his equity interest in the Company or (ii) control of the Company, then the Participant shall have the right (the “Tag Along Right”) to participate in such Tag Along Sale on the following terms:

13.1         Marquez shall give the Participant not less than 20 days’ written notice (a “Sale Notice”) of his intention, describing the price offered, all other material terms and conditions of the Tag Along Sale and, if the consideration payable pursuant to the Tag Along Sale consists in whole or in part of consideration other than cash, such information relating to such other consideration as the Participant may reasonably request.

13.2         In connection with any Tag Along Sale, the Participant shall have the right, in his sole discretion, to sell, at a price equal to the average consideration per share received by Marquez for all shares of Common Stock sold by Marquez in the Tag Along Sale, and otherwise on the same terms and conditions, as Marquez, the lesser of either (i) all of the Shares then held by him or (ii) a portion of such Shares equal to a fraction, the numerator of which is the total number of shares of Common Stock to be purchased by the Third Party Purchaser, and the denominator of which is the number of shares of Common Stock owned by persons other than the Participant.  Any fractional shares will be rounded to the nearest whole share.

13.3         The Participant must exercise his tag-along right by giving written notice to Marquez within ten (10) days after the delivery of a Sale Notice, specifying the number of Shares that the Participant desires to include in the Tag Along Sale.  At the closing for the Tag Along Sale, against payment of the consideration, the Participant will deliver to the Third Party Purchaser the certificate or certificates representing such number of Shares free and clear of security interests and liens and duly endorsed, together with all other documents necessary to effect such Tag Along Sale.

13.4         There shall be no liability on the part of Marquez to the Participant if the proposed third party sale is not consummated for any reason.

13.5         For the purpose of this Agreement, a “Third Party Purchaser” means any person that is not a stockholder or an affiliate thereof that purchases or agrees to purchase the shares of Common Stock in connection with a Tag Along Sale or Compelled Sale (as defined in Section 14).

13.6         Participant’s Tag Along Right shall terminate to the extent that it is not exercised prior to the Public Offering Date.

14.           Right to Compel Sale.

14.1         If at any time Marquez proposes to sell all, or a majority of his, its or their shares of Common Stock to a Third Party Purchaser, Marquez shall have the right (the “Compelled Sale Right”), exercisable as set forth below, to compel the Participant to sell to the Third Party Purchaser (a “Compelled Sale”) all, but not less than all, of the shares of such Common Stock (to the extent acquired upon exercise of the Option), if any, then held by the Participant.  In connection with any Compelled Sale, the Participant will receive a price equal to the average consideration per share received by Marquez for all shares of Common Stock sold by Marquez in the Compelled Sale.

14.2         In the event Marquez elects to exercise its right to cause a Compelled Sale, it will deliver written notice (a “Compelled Sale Notice”) to the Participant and the Company, setting forth the consideration and describing the other material terms and conditions of the Compelled Sale, including the proposed closing date, which shall be not less than 20 days from the date the Compelled Sale Notice is delivered.  At the closing for the Compelled Sale, against payment of the consideration, the Participant shall deliver to the Third Party Purchaser the certificate or certificates representing the number of shares of Common Stock held by the Employee, duly endorsed and free and clear of security interests and liens, together with all other documents necessary to effect such Compelled Sale.

14.3         There shall be no liability on the part of Marquez to the Participant if any proposed Compelled Sale is not consummated for any reason.

14.4         The Compelled Sale Right shall terminate to the extent that it is not exercised prior to the Public Offering Date.

15.           Bonus Payment.

15.1         In the event the Company declares and pays a cash dividend to its common stockholders, the Participant shall be entitled to receive a cash payment (the “Dividend Payment”) from the Company equal to the product of (i) the per share amount of the dividend payable to holders of the Company’s Common Stock, and (ii) the number of shares of Common Stock issuable upon exercise of that portion of the Participant’s Option which is vested and exercisable as of the record date used by the Company for the purpose of determining the stockholders that are eligible to receive the dividend.

15.2         The Company shall pay the Dividend Payment to the Participant within thirty (30) days after the date on which the Company pays the cash dividend on its Common Stock.

15.3         All payments made pursuant to this Section 15 shall be net of any withholding or other taxes applicable to such payment.

16.           Plan.  The Option and all rights of the Participant under this Option Agreement are subject to, and the Participant agrees to be bound by, all of the terms and conditions of the Plan, incorporated herein by this reference.  In the event of a conflict or inconsistency between this Option Agreement and the Plan, this Option Agreement shall govern.  The Participant acknowledges receipt of a copy of the Plan and agrees to be bound by the terms thereof and of this Option Agreement.  The Participant acknowledges reading and understanding the Plan and this Option Agreement.  Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Board or the Committee do not and shall not be deemed to create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Committee so conferred by appropriate action of the Board or the Committee under the Plan after the date hereof.

17.           Satisfaction of All Rights to Equity.  The Option is in complete satisfaction of any and all rights that the Participant may have (under an employment, consulting, or other written or oral agreement with the Company, or otherwise) to receive (1) stock options or a restricted stock award with respect to the Company’s securities, and/or (2) any other equity or derivative security in or with respect to the Company.  This Option Agreement supersedes the terms of all prior understandings and agreements, written or oral, of the parties with respect to such matters.  The Participant shall have no further rights or benefits under any prior agreement conveying any right with respect to any security or derivative security in or with respect to the Company.  The foregoing notwithstanding, this Section 17 shall not adversely affect the Participant’s rights under any prior option or restricted stock agreement under the Plan (provided such agreement is expressly labeled as an option, restricted stock, or award agreement under the Plan and is similar in form to this Option Agreement) which has been signed by an authorized officer of the Company.

18.           Miscellaneous

18.1         Entire Agreement.  This Option Agreement (including these Terms and together with the form of Exercise Agreement attached hereto) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.  The Plan, this Option Agreement and the Exercise Agreement may be amended pursuant to Section 4.5 of the Plan.  Such amendment must be in writing and signed by the Company.  The Company may, however, unilaterally waive any provision of the Option Agreement in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

18.2         Delaware Law.  This Option Agreement and the Exercise Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

18.3         Limited Rights.  The Participant has no rights as a stockholder of the Company with respect to the Option as set forth in Section 4.6 of the Plan.  The Option does not place any limit on the corporate authority of the Company as set forth in Section 4.12 of the Plan.

18.4         Arbitration.  Any dispute, controversy or claim arising out of or relating to this Option Agreement (including these Terms), the Plan, and/or the Exercise Agreement, their enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of their provisions, will be determined exclusively by confidential, final and binding arbitration in Denver, Colorado, pursuant to the Colorado Arbitration Act.  The arbitration shall be before a single neutral arbitrator mutually agreed upon by the parties or, if the parties are unable to agree upon an arbitrator, the arbitrator shall be selected pursuant to C.R.S. Section 13-22-205.  Disputes, controversies or claims subject to final and binding arbitration under this Agreement include, without limitation, all those that could otherwise be tried in court to a judge or jury in the absence of this Section 18.4.  The Participant and the Company agree that they each expressly waive any rights to have such matters heard or tried before a judge or jury in another tribunal.  The arbitrator’s award in any JAMS proceeding will be final, binding, and conclusive upon the parties, subject only to judicial review provided by statute, and a judgment rendered on the arbitration award can be entered in any state or federal court having jurisdiction thereof.  Nothing in this Section 18.4, however, shall limit the right of the parties to stipulate and agree to conduct the arbitration before and pursuant to the then existing rules of any other agreed-upon arbitration services provider.

18.5         Notice.  Any notice to be given under the Option Agreement shall be in writing and addressed to the Company at its principal office in the Denver metropolitan area, Colorado to the attention of the Chief Executive Officer, with a copy addressed to the Company at its principal office in Carpinteria, California to the attention of the General Counsel, and to the Participant at the address reflected or last reflected on the Company’s payroll records, or to such other address as is provided by the Participant in writing.  Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.  Any such notice shall be given only when received, but if the Participant is no longer an Eligible Person, shall be deemed to have been duly given as of the date mailed in accordance with this provision.

(Remainder of Page Intentionally Left Blank)

EXHIBIT A

VENOCO, INC.

2000 STOCK INCENTIVE PLAN

OPTION EXERCISE AGREEMENT

The undersigned (the “Purchaser”) hereby irrevocably elects to exercise his/her right, evidenced by that certain Nonqualified Stock Option Agreement dated as of                                          (the “Option Agreement”) under the Venoco, Inc. 2000 Stock Incentive Plan (the “Plan”), to purchase                                      shares of Common Stock, par value $0.01 per share (the “Shares”), of Venoco, Inc., a Delaware Company (the “Company”), at an exercise price of                  dollars per share.  Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Option Agreement, or if not contained therein, in the Plan.

1.             Form of Warrant Exercise Price.  The Purchaser intends that payment of the Exercise Price shall be made as (check applicable line):

                              a cash exercise with respect to                    shares of Common Stock; and/or

                              a Cashless Exercise with respect to                    shares of Common Stock.

2.             Purchase Price.  In the event the Purchaser has elected a cash exercise with respect to some or all of the Shares to be issued pursuant hereto, the Purchaser shall pay the exercise price of $                         per share, for an aggregate exercise amount of $                     to the Company in accordance with the terms of the Option Agreement.

3.             Delivery.  The Company shall deliver a certificate representing the Shares and registered in the name of the Purchaser to:

4.             Investment Representations.  The Purchaser acknowledges that the sale of the Shares by the Purchaser is restricted by SEC Rule 701.  The Purchaser hereby affirms as made as of the date hereof the representations in Section 7 of the “Terms and Conditions of Nonqualified Stock Option” (which are attached to and a part of the Option Agreement, the “Terms”) and such representations are incorporated herein by this reference.  The Purchaser represents that he has no need for liquidity in this investment, has the ability to bear the economic risk of this investment, and can afford a complete loss of the purchase price for the Shares.  The Purchaser acknowledges receipt of the Company’s condensed consolidated financial information.  The Purchaser also understands and acknowledges (i) that the certificates representing the Shares will be legended as provided for in Section 4.3.3 of the Plan, and (ii) that the Company has no obligation to register the Shares or file any registration statement under federal or state securities laws.

5.             Restrictions on the Shares.  The Purchaser represents that he has read the Plan and the Option Agreement and acknowledges that the Shares are and shall remain subject to various restrictions, including but not limited to, restrictions on transfer, a right of first refusal in favor of the Company and a compelled sale right in favor of the Company, restrictions on transfer under state and federal securities laws and a lock-up provision, in each case as set forth in the Plan or the Option Agreement.  As a condition to any permitted transfer of the Shares, the Company may require the transferee to execute a written agreement, in a form acceptable to the Committee, that the transferee acknowledges and agrees to the foregoing terms and restrictions imposed on the Shares.

6.             Plan and Option Agreement.  The Purchaser acknowledges that all of his/her rights are subject to, and the Purchaser agrees to be bound by, all of the terms and conditions of the Plan and the Option Agreement (including the Terms), both of which are incorporated herein by this reference.  If a conflict or inconsistency between the terms and conditions of this Exercise Agreement and of the Plan and Option Agreement shall arise, the terms of the Plan and/or Option Agreement shall govern.  The Purchaser acknowledges receipt of a copy of all documents referenced herein (including the Terms and a disclosure statement) and acknowledges reading and understanding these documents and having an opportunity to ask any questions that he may have had about them.  Any controversy or claim arising out of or relating to this Exercise Agreement shall be submitted to arbitration in accordance with Section 18.4 of the Terms, and Delaware law shall apply as provided in Section 18.2 of the Terms.

7.             Entire Agreement.  This Exercise Agreement, the Option Agreement (including the Terms), and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.  The Plan, the Option Agreement and this Exercise Agreement may be amended pursuant to Section 4.5 of the Plan.  Such amendment must be in writing and signed by the Company.  The Company may, however, unilaterally waive any provision hereof or of the Option Agreement in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a wavier of any other provision hereof.

“PURCHASER”	ACCEPTED BY:
VENOCO, INC.

Signature	By:

Its:
Print Name

(To be completed by the Company after the price
Date	(including applicable withholding taxes), value (if
applicable) and receipt of funds is verified.)